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                                                                    Exhibit 23.4


                     [LETTERHEAD OF GOLDMAN, SACHS &  CO.]


April 24, 1998


Board of Directors
Applied Graphics Technologies, Inc.
28 West 23rd Street
New York, New York 10010

Re:      Proxy Statement/Prospectus of Applied Graphics Technologies, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated February 13, 1998 with respect to the fairness from a financial point of view to Applied Graphics Technologies, Inc. ("AGT") of the Merger Consideration (as defined in such opinion letter) to be paid by AGT to the holders of the outstanding shares of common stock, par value, $.01 per share, of The Devon Group, Inc. (the "Company") pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of February 13, 1998, among AGT, AGT Acquisition Corp., a wholly-owned subsidiary of AGT, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of AGT in connection with the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that AGT has determined to include our opinion in the above-referenced Proxy Statement/Prospectus.

In that regard, we hereby consent to the reference to the opinion of our firm under the captions "SUMMARY OF PROXY STATEMENT/PROSPECTUS - Opinion of Financial Advisor to AGT," "THE MERGER AND THE SHARE ISSUANCE -- Reasons for the Merger" and "--Recommendation of the AGT Board" and "OPINION OF FINANCIAL ADVISOR TO AGT" and to the inclusion of the foregoing opinion in the above-referenced Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the above-referenced Proxy Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also consent to the filing with the Securities and Exchange Commission of this letter as supplemental information and not as "filed" material under the Securities Exchange Act of 1934.
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Very truly yours,

/S/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)